OPTION AGREEMENT
                                ----------------

             (New Direction - Horizon Lodges - Sooner - Sooner Sub)

         THIS OPTION AGREEMENT (the "Agreement") is entered into effective September 9, 1997, by and among SOONER HOLDINGS, INC. ("Sooner"), an Oklahoma corporation; N D ACQUISITION CORP. ("Sooner Sub"), an Oklahoma corporation; NEW DIRECTION CENTERS OF AMERICA, A LIMITED LIABILITY COMPANY ("New Direction"), an Oklahoma limited liability company; and HORIZON LODGES OF AMERICA, INC. ("Horizon Lodges"), an Oklahoma corporation.

         IN CONSIDERATION of the representations, promises, undertakings, and covenants set forth herein, the parties agree as follows:

         This Agreement is not assignable and transferable by ND Acquisitions.

         1. Representation by New Direction. New Direction represents as follows:

                  1.1 New Direction is the permittee of a permit (the "Permit") granted by the Oklahoma Department of Corrections ("ODOC") to operate a pre-release program (the "Program") for up to 300 criminal offenders subject to the authority of the ODOC and referred by ODOC to New Direction (the "Clients"). The Permit restricts the Program to activities conducted at and from a certain facility (the "Facility") located on approximately 2.8 acres of land with frontage of approximately 280 feet on North Lincoln Boulevard in Oklahoma City, Oklahoma. The Facility is presently able to accommodate only 155 Clients, is not accredited by the American Correctional Association (the "ACA"), and must be rehabilitated at a cost of approximately $478,000 (i) to expand to accommodate 300 Clients and (ii) to obtain ACA accreditation.

                  1.2 New Direction leases the Facility from Horizon Lodges at a monthly rental of $8,500.

                  1.3 New Direction's sole manager is Ron Alexander of Norman, Oklahoma.

                  1.4 Attached as Schedule 1.4 is a true and complete list (i) of New Direction's and Horizon Lodges' liabilities as of the date set forth therein and (ii) of the ownership interests of all of New Direction's members except certain employees who hold minor interests. Liabilities are variable due to operations, subsequently a true and correct accounting will be
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issued on the day of closing.  Ordinary  expenditures creating liability will be incurred only nominal offsetting.

                  1.5 Among the liabilities listed in Schedule 1.4 is an obligation owed to Hal Rupert, a previous owner of the Permit, which obligation is a one-month's portion of a 20-year obligation which is, itself, a continuing participation in the revenues obtained through the exercise of the rights granted by the Permit (the "Royalty Obligation").

         2. Representations of Horizon Lodges. Horizon Lodges represents as follows:

                  2.1 Horizon Lodges is the owner in fee simple of the Facility.

                  2.2 Attached as Schedule 2.2 is a true and complete list of all mortgages, liens and other encumbrances attached to or operating as charges on the Facility as of the date set forth therein.

                  2.3 Horizon Lodges leases the Facility to New Direction for a monthly rental of $8,500.

         3.       Representations of Sooner. Sooner represents as follows:

                  3.1 Sooner has issued and there are outstanding approximately 7,400,000 shares of its Common Stock. Its Common Stock trades on the NASD OTC Bulletin Board under the symbol "SOON".

                  3.2 Sooner Sub is a wholly owned subsidiary of Sooner.

         4. Option. New Direction and Horizon Lodges (collectively, the "Sellers") grant to Sooner Sub an option (the "Option") to acquire the Permit, the Facility, and all other assets of the Sellers, real and personal, tangible and intangible, related in any way to the enjoyment of the Permit and the Facility.

         5. Expiration of Option. The Option expires at 5:00 P.M., Oklahoma City time, on January 31, 1998, unless earlier exercised. Exercised shall be interpreted as closing of the purchase. The transaction must be closed on or before January 31, 1998.

         6. Purchase Price for the Option. As consideration for the grant of the Option, Sooner Sub agrees to lend $325,000, less $25,000 in prepaid interest, to the Sellers (the "Rehabilitation Loan") subject to the following provisions:

                  6.1 The Rehabilitation Loan shall:

                           6.1.1  have a three year term  commencing  on January
31, 1998;

                           6.1.2 bear interest at 10% per annum;
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                           6.1.3 be amortized starting on January 31, 1998 using
a ten year amortization schedule; requiring quarterly payments;

                  6.2 The principal amount of the Rehabilitation Loan shall be advanced only for costs directly related to the rehabilitation of the Facility to qualify it for ACA accreditation and for expansion to accommodate 300 Clients. The Sellers shall incur costs, in the respect, only after obtaining the prior written approval of Sooner Sub to incur such costs, which approval shall not be unreasonably withheld.

                  6.3 Said loan shall be secured by a second mortgage on the property. Said loan shall be executed by the LLC, non-recourse to LLC Members and no liability other than the property to the manager of the LLC.

         7. Exercise Price of the Option. The exercise price of the Option is as follows:

                  7.1 Assumption of the Rehabilitation loan.

                  7.2 Assumption of the Royalty Obligation.

                  7.3 $1,725,000.

                  7.4 1,000,000 shares of Common Stock of Sooner.

         8. Closing. Should Sooner Sub exercise the Option, the closing of this transaction (the "Closing") shall occur as follows:

                  8.1 The Closing shall occur in the office of Fuller, Tubb & Pomeroy, 800 Bank of Oklahoma Plaza, Oklahoma City, Oklahoma 73102, and in the Oklahoma County Courthouse at a time or times designated by Sooner Sub. Closing shall be concluded on or before January 31, 1998. The closing shall be concluded in the offices of a designated title company.

                  8.2 The parties shall first examine and approve the form of the following documents:

                           8.2.1 Horizon  Lodges' deed of the Facility to Sooner
Sub (the "Deed").

                           8.2.2 New Direction's assignment to Sooner Sub of the
Permit, approved by the Oklahoma Department of Corrections (the "Permit Assignment").

                           8.2.3 The Sellers'  assignments  to Sooner Sub of all
other assets of the Sellers (the "Other Assignments").
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                           8.2.4 Sooner Sub's  cashier's  checks (the "Cashier's
Checks") aggregating $1,725,000, for the extinguishment of all debt of the Sellers and payments to members in accordance with Schedule 1.4(ii).

                           8.2.5 Sooner Sub's written evidence of its assumption
of the Royalty Obligation.

                           8.2.6  Evidence that Sooner's  debt,  denominated  as
"L.T.  Notes Payable" and in the amount of $462,693 as of June 30, 1997,  either
(i) has been paid partially or in full, (ii) has been assumed by Sooner's real estate subsidiary corporation, Charlie O Business Park, Inc., or (iii) has been converted to Common Stock of Sooner at a conversion rate equal to the lower of $0.20 a share or the market bid price of Sooner's Common Stock on the day before the Closing.

                  8.3 A representative of each of the parties shall be stationed in the Oklahoma County Courthouse in each of (i) the office of the Recorder of Deeds and (ii) the office of the County Clerk, which representatives shall be in cellular telephone contact with representatives of the parties in the offices of Fuller, Tubb & Pomeroy.

                  8.4 At such time as the representatives of the parties can ascertain that no mortgages, liens, or security interests have been filed as charges on the Permit, the Facility, or the Sellers not acceptable to Sooner Sub or to Sooner, the parties shall exchange the documents and instruments described in paragraph 8.2 herein and the Deed and the Security Interest shall be filed for recording in the offices of the Oklahoma County Recorder of Deeds and County Clerk.

                  8.5 The parties agree that R.C. Cunningham II shall receive back his $227,000 certificate of deposit pledged to support the loan from First Enterprise Bank as soon as that bank is paid from the proceeds of the sale. The parties will execute any documentation to effect this agreement.

         9. Pre-Closing. Sellers agree to make available to Sooner, during business hours, its books and records and access to the Facility and its employees in order that Sooner can satisfy itself concerning the assets, liabilities and business of New Directions.

         10.      Post-Closing. Subsequent to the Closing:

                  10.1 The parties shall each cooperate with the others to do all acts and execute any required documents to carry out the intention of this Agreement and to achieve the enjoyment by the parties of the fruits of their bargains, which includes a requirement that the
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Sellers obtain an audit of their financial  statements as required by Regulation
S-B of the Securities and Exchange Commission.

                  10.2 Sooner shall indemnify Ron Alexander and David Talbot, Jr. for their legal fees up to $10,000 related to defending any claims asserted regarding a note executed between Alexander and Tabot (as borrowers) and P.J.K. Inc. as lender. Such claims are for reimbursement of reasonable legal fees.

N D ACQUISITION CORP                    SOONER HOLDINGS, INC.


By:  /s/ R. C. Cunningham, II           By:  R. C. Cunningham, II
------------------------------------       -------------------------------------
     R.C. Cunningham, II President           R.C. Cunningham, II President

HORIZON LODGES OF AMERICA, INC.         NEW DIRECTION CENTERS OF AMERICA, A
                                        LIMITED LIABILITY COMPANY


By:  /s/ Tim Moore                      By:  /s/ Ron Alexander
------------------------------------       -------------------------------------
     Tim Moore, President                    Ron Alexander, Manager
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